Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140048, 333-141982 and 333-157619 on Form S-3 and Registration Statement Nos. 333-139661 and 333-149106 on Form S-8 of our report dated February 26, 2009 (January 14, 2010 as to the effects of the adoption of Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”), and related disclosure in Notes 1, 4, 7, 8, 9, 11, 24 and 25), relating to the consolidated financial statements and financial statement schedule of Spectra Energy Corp, and the effectiveness of Spectra Energy Corp’s internal control over financial reporting (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting standards, the completion of the spin-off of Spectra Energy Corp from Duke Energy Corporation on January 2, 2007, and retrospective adjustments related to the adoption of SFAS 160), appearing in this Current Report on Form 8-K dated January 14, 2010 for Spectra Energy Corp.

/s/ Deloitte & Touche LLP

Houston, Texas

January 14, 2010